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EXHIBIT 16. LETTER FROM PRICEWATERHOUSECOOPERS LLP, DATED SEPTEMBER 7, 2004.


September 7, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by CDSI Holdings Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of the Form 8-K dated September 7, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
MIAMI, FL